SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2009

VITAMIN SPICE

(Exact name of registrant as specified in its charter)

QUALSEC

(Former Name)

Wyoming

(State or other jurisdiction of incorporation)

          0-52907

           20-5776355

(Commission File Number)

(IRS Employer Identification No.)

996 Old Eagle School Road, Suite 1102, Wayne, Pennsylvania

19087

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  610-994-1657

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

By resolutions of the Board of Directors dated October 24, 2009, Richard F. Seelig, MD was appointed to the Board of Directors and as Secretary. Since November 2007 Dr. Seelig has been Adjunct Assistant Professor, Medical Informatics Program, at the Nova Southeastern University College of Osteopathic Medicine, and since May 2007 he has been a consultant for the health information technology industry. From February 2000 to July 2002, Dr. Seelig was Senior Medical Consultant and later Medical Applications Director for Digital Angel, Inc. (formerly Applied Digital Solutions, Inc.) (NASDAQ:DIGA) where he developed RFID technology for medical informatics. Dr. Seelig's duties primarily involved FDA compliance, application development and market development.  Dr. Seelig was Vice President Medical Affairs from July 2002 to April 2007 of Verichip Corporation (NASDAQ: CHIP), a spin-off of Digital Angel. Dr. Seelig was engaged in private practice as an Attending General Surgeon from July 1981 to July 2001 in Denville, New Jersey. He has been featured in media appearances on network and cable news programs and is the author of numerous scientific articles in the medical field. Dr. Seelig received a BS from George Washington University and an MD from the New Jersey Medical School and  is a Fellow of the American College of Surgeons; .

Mr. Dror Rom, who was appointed as Director and Secretary on September 28, 2009, resigned from those positions on October 16, 2009.    He declined to furnish a statement to the Registrant in connection with his resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 27, 2009

VITAMINSPICE

By: /s/ Edward Bukstel

     Edward Bukstel

      Chief Executive Officer